UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2019, FedEx Corporation (“FedEx” or the “Company”) announced that David J. Bronczek, FedEx’s President and Chief Operating Officer, will retire effective February 28, 2019. He will also retire as a director of the Company at that time. Mr. Bronczek’s decision to retire did not involve any disagreement with FedEx on any matter relating to the Company’s operations, policies or practices. Upon the retirement of Mr. Bronczek, the size of the Board of Directors will be 12 members.

On February 13, 2019, Mr. Bronczek and FedEx entered into a separation and release agreement (the “Agreement”). The key terms of the Agreement are summarized below.

Separation Date. Mr. Bronczek will retire from his position as an employee of FedEx on February 28, 2019 (the “separation date”).

Non-Compete Agreement. Mr. Bronczek has agreed that for five years following the separation date, he will not engage as a principal, employee, agent, consultant, or independent contractor for, or act in any other capacity with, United Parcel Service, Inc., DHL, the U.S. Postal Service, or Amazon.com, Inc.

Payments and Benefits. On or before March 31, 2019, Mr. Bronczek will receive a cash payment of $2,510,712. In addition, FedEx has agreed to reimburse Mr. Bronczek for the costs of preparing and filing his 2018 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Bronczek submits such request for reimbursement in writing no later than December 31, 2019.

Mutual Release of Claims. The Agreement contains a general release of claims that Mr. Bronczek may have against FedEx and its subsidiaries and affiliated companies, and their respective affiliates and related parties. The Agreement also contains a general release by FedEx of claims, liabilities or causes of action against Mr. Bronczek arising as a result of his employment.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the Agreement.

Mr. Bronczek is eligible to receive prorated payouts, if any, under FedEx’s fiscal 2019 annual incentive compensation plan (the “2019 AIC Plan”) and FedEx’s FY2017-FY2019, FY2018-FY2020 and FY2019-FY2021 long-term incentive plans (collectively, the “Active LTI Plans”) based on the portion of fiscal 2019 (with respect to the 2019 AIC Plan) and the portion of the applicable three-fiscal-year period (with respect to the Active LTI Plans) during which he was employed, in accordance with the terms of those plans. Additional details regarding the 2019 AIC Plan and the Active LTI Plans are included in FedEx’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on August 13, 2018, and FedEx’s Current Report on Form 8-K filed with the SEC on January 28, 2019.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Separation and Release Agreement, dated February 13, 2019, between FedEx and David J. Bronczek.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: February 14, 2019	By:	/s/ Mark R. Allen
Mark R. Allen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Separation and Release Agreement, dated February 13, 2019, between FedEx and David J. Bronczek.

E-1